UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WRIGHT MEDICAL GROUP N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing contains the following email to Wright employees from Julie Andrews, Senior Vice President, Global Finance, of Wright Medical Group N.V. (“Wright”), which was sent to Wright employees on December 16, 2019 and relates to the proposed acquisition of Wright pursuant to the terms of a Purchase Agreement, dated as of November 4, 2019, by and among Wright, Stryker Corporation and Stryker B.V.

***

December 16, 2019

Dear Wright team member,

On Friday, in connection with the previously announced transaction pursuant to which Wright will be acquired by Stryker, Stryker filed with the Securities and Exchange Commission the requisite documentation to commence the purchase of all of Wright’s outstanding shares for $30.75 per share in cash.

If you own shares of Wright, you will receive (either directly or through your broker), in the near term, copies of the filed documents. These documents contain instructions on how to tender your shares, which, if accepted in the offer, will be exchanged for the cash consideration.

If you choose to participate in the offer, how you tender your shares will depend on whether your shares are registered in your name or are held in “street” name (i.e., registered in the name of a broker).

•	If your shares are registered in your name, you will need to complete the letter of transmittal that you will receive and submit it according to its instructions.

•	If your shares are registered in the name of a broker, you will need to complete the letter of transmittal that you will receive and any additional documentation provided to you by your broker.

A small number of employee shareholders have shares registered in his or her name; namely, those employees who participated in the Employee Stock Purchase Plan prior to 2014. The vast majority of employee shareholders (including those who participated in the Employee Stock Purchase Plan after January 1, 2014 and employees that have received shares under Wright’s equity and incentive plans) have shares registered in the name of a broker (Merrill Lynch). Shares would be held in “street” name if you purchased shares in the open market using a broker.

Assuming you satisfactorily submit the required documentation and the transaction closes, you will receive $30.75 per share in cash, without interest and less applicable withholding taxes, when the transaction closes. The offer is subject to certain conditions and other terms described in the filed documents.

The documents you will receive contain important information, and you should read them carefully and in their entirety before making a decision with respect to the offer. You should also read carefully the Schedule 14D-9 that Wright filed with the Securities and Exchange Commission and that will also be delivered to all shareholders.

For your convenience, I have included several FAQs regarding certain terms of the offer. Please keep in mind that the information in the FAQs is only a summary and is not meant to be a substitute for the more detailed description and information contained in the offer documents.

If you have further questions about the tender offer or need any assistance, please contact Innisfree M&A Incorporated, the information agent for the offer, at its address and telephone numbers set forth below:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

If, after reviewing the filed documents and speaking to the information agent, you still need additional assistance, please contact Marija Nelson.

Best regards,

Julie Andrews

Senior Vice President, Global Finance

Frequently Asked Questions Regarding Offer

Q1: What is the consideration being offered per share?

A1: $30.75 per share, without interest and less applicable withholding taxes, payable in cash.

Q2: How do I tender my shares?

A2: In order to validly tender shares, you must follow the instructions in the offer documents (including the letter of transmittal).

Q3: When is the offer scheduled to expire?

A3: The offer is currently scheduled to expire at 9:00 a.m., Eastern Time, on February 27, 2020, but may be extended in accordance with the terms of the purchase agreement between Stryker and Wright.

Q4: If I decide not to tender, how will the offer affect my shares and what will happen to Wright?

A4: After the closing of the offer, Stryker intends to delist the shares from Nasdaq and deregister the shares from reporting requirements with the Securities and Exchange Commission. In addition, after the closing of the offer, Stryker may, but is not required to, effect a corporate reorganization that is further described in the offering documents. The type and amount of consideration that you may receive in connection with any reorganization may be different from the consideration being offered in the offer.

Q5: Can I withdraw previously tendered shares?

A5: Shares may be withdrawn at any time until the expiration time of the offer (see above under “When is the offer scheduled to expire?”). In order to properly withdraw tendered shares, you must deliver a written notice of withdrawal with the required information to the depositary for the offer. If you hold shares through a broker or other nominee, your broker or such other nominee may be additional requirements.

Q6: What are the tax consequences of tendering shares?

A6: Please consult your own tax advisor as to the particular tax consequences to you as a result of tendering or not tendering shares in the offer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Wright Medical Group N.V. (“Wright”) and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and other proposed transactions; uncertainties as to how many of Wright’s shareholders will tender their shares in the offer or approve the resolutions to be solicited at the extraordinary general meeting of Wright shareholders (the “EGM”); the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the effects of the proposed transaction (or the announcement thereof) on relationships with associates, customers, other business partners or governmental entities; transaction costs; the risk that the proposed transaction will divert management’s attention from Wright’s ongoing business operations; changes in Wright’s businesses during the period between now and the closing; risks associated with litigation; and other risks and uncertainties detailed from time to time in documents filed with the SEC by Wright, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 filed by Wright and the proxy statement and other documents to be filed by Wright. All forward-looking statements are based on information currently available to Wright, and Wright assumes no obligation to update any forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). Wright intends to file with the SEC a proxy statement in connection with the EGM, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the EGM. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com.

PARTICIPANTS IN THE SOLICITATION

Wright, its directors and executive officers and other members of its management and employees, as well as Stryker Corporation (“Stryker”) and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.